EXHIBIT 99.1

NEXSCIENT® STOCK QUOTED ON OTCQB

LOS ANGELES, CA / ACCESSWIRE /OCTOBER 23, 2024 /  -- Nexscient, Inc. (OTCQB: NXNT), an emerging developer of predictive analytics and intelligent enterprise applications, announced today that its shares of common stock have been approved for quotation and trading on the OTCQB Venture Marketplace (OTCQB) under the symbol ‘NXNT’, effective immediately. Price quote and disclosure information can be found at:

https://www.otcmarkets.com/stock/NXNT

OTCQB is the premier marketplace for entrepreneurial and development-stage U.S. and international companies that are committed to providing a high-quality trading and information experience for their investors. To be eligible, companies must be current in their financial reporting, pass a minimum bid price test, and undergo an annual company verification and management certification process. The OTCQB quality standards provide a strong baseline of transparency, technology, and regulation to improve the information and trading experience for investors.

Fred E. Tannous, President & CEO of Nexscient, stated “We’re excited to have Nexscient’s stock quoted on OTCQB, which will provide our shareholders with transparency and liquidity as we continue to grow our company.” Tannous continued, “Furthermore, this milestone represents a pivotal moment in our journey and opens up new avenues for growth and visibility in the financial markets. Trading on the OTCQB will not only enhance our profile among current shareholders, but also provides the necessary platform to create greater awareness and attract potential investors to Nexscient as we endeavor to build a broader base of support.”

The Company has also been approved and is now eligible for electronic clearing and settlement through the Depository Trust Company ("DTC"). DTC is a subsidiary of the Depository Trust & Clearing Corporation and manages the electronic clearing and settlement of publicly traded companies. Securities that are eligible to be electronically cleared and settled through the DTC are considered "DTC eligible." This electronic method of clearing securities speeds up the receipt of stock and cash, and thus accelerates the settlement process for investors.

About Nexscient, Inc.

Nexscient® is an emerging-growth company that’s building a collaborative network of intelligent enterprise applications and technologies through internal development, synergistic acquisitions, and capital investments in companies involved in machine learning (ML), artificial intelligence (AI), and the Industrial Internet of Things (IIOT) technologies. Our flagship product, AegisOne, introduces a subscription-based, Software-as-a-Service (SaaS) platform that incorporates AI, IIOT, and cloud computing technologies to offer Intelligent Enterprise Solutions for businesses across several industries. As part of our aggressive growth strategy, we also seek to acquire and integrate synergistic companies and technologies into our collaborative network, further expanding our service offerings while enhancing shareholder value. For more information, please visit https://nexscient.ai and https://aegisone.ai.

About OTC Markets Group, Inc.

OTC Markets Group, Inc. (OTCQX: OTCM) operates the OTCQX® Best Market, the OTCQB® Venture Market and the Pink® Open Market for 11,800+ U.S. and global securities. Through OTC Link® ATS and OTC Link ECN, they connect a diverse network of broker-dealers that provide liquidity and execution services. OTC Markets Group enables investors to easily trade through the broker of their choice and empower companies to improve the quality of information available for investors. To learn more about how they create better informed and more efficient markets visit www.otcmarkets.com.

1

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the Company’s ability to evaluate future opportunities for licensing agreements, gain market share, grow our revenues and expand into new verticals, as discussed in this press release. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our technology or offer predictive maintenance and condition-based monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the industrial and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of our solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including vibration and temperature sensor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, and (xii) the impact of pandemics, such as COVID-19 (coronavirus). These and other important factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on October 1, 2024, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.

#######

COMPANY CONTACT:

Investor Relations

ir@nexscient.com

(800) 785-6070

2